Dycom Announces Fiscal 2002 Second Quarter Earnings

PALM BEACH GARDENS, Fla., Feb. 18 /PRNewswire-FirstCall/ -- Dycom Industries, Inc. (NYSE: DY - news) announced its earnings today for the second quarter ended January 26, 2002.

The Company reported net income for the second quarter ended January 26, 2002 of $5.0 million, or $0.12 per common share diluted, on total contract revenues of $138.3 million as compared to net income of $13.1 million, or $0.31 per common share diluted, on total contract revenues of $195.8 million for the corresponding period ended January 27, 2001. These results represent a year over year decrease of 61.3% in earnings per common share diluted and a decrease of 29.4% in total contract revenues. For the six months ended January 26, 2002, net income was $13.0 million, or $0.30 per common share diluted, on total contract revenues of $306.1 million as compared to net income of $34.7 million, or $0.81 per common share diluted, on total contract revenues of $430.5 million for the corresponding period ended January 27, 2001. These results represent a year over year decrease of 62.9% in earnings per common share diluted and a decrease of 28.9% in total contract revenues.

The Company adopted accounting standard SFAS No. 142 in the first quarter of 2002, eliminating the amortization of goodwill. Prior-year second quarter net income would have been $14.1 million, or $0.33 per common share diluted, if goodwill amortization had not been expensed in that period. On a comparable basis, for the six months ended January 26, 2002, net income decreased 64.3% to $13.0 million, and diluted EPS decreased to $0.30 this year compared to $0.85 a year earlier. The Company will value goodwill for impairment during fiscal 2002 and, if necessary, adjust its carrying value.

A Tele-Conference call to review the Company's results and address its outlook will be hosted at 9:00 a.m. ET, Tuesday, February 19, 2002; Call 1-800-450-0786 (United States) or 612-332-0632 (International) and request the "Dycom Earnings" conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, March 21, 2002.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

This press release may contain forward-looking statements. These statements are based on Dycom's expectations and are subject to risks and uncertainties that may cause the actual results in the future to differ significantly from the results expressed or implied in any forward-looking statements contained in this press release. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

    ---Tables Follow---


    NYSE: "DY"

    DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED BALANCE SHEETS
    January 26, 2002 and July 28, 2001
                                                 January 26,         July 28,
    ($ in 000's)                                    2002              2001

    ASSETS
    Current Assets:
    Cash and equivalents                          $173,319          $130,484
    Accounts receivable, net                        89,821           122,260
    Costs & estimated earnings in excess
     of billings                                    25,952            36,980
    Deferred tax assets, net                         7,690             7,177
    Inventories                                      6,178             7,558
    Other current assets                             6,459             4,909

    Total current assets                           309,419           309,368

    Property and Equipment, net                     97,592           109,564
    Intangible assets, net                         155,277           154,529
    Other                                            3,238             2,234

    Total                                         $565,526          $575,695

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
    Accounts payable                               $18,503           $29,294
    Notes payable                                    2,119             2,272
    Billings in excess of costs &
     estimated earnings                              1,463               558
    Accrued self-insurance claims                    6,356             5,796
    Income taxes payable                                --             1,183
    Customer advances                                5,002             7,227
    Other accrued liabilities                       28,214            38,617

    Total current liabilities                       61,657            84,947

    Notes payable                                    5,776             6,796
    Accrued self-insured claims                      8,022             6,476
    Deferred tax liabilities, net                    6,749             6,375
    Other liabilities                                2,050             2,220

    Stockholders' Equity                           481,272           468,881

    Total                                         $565,526          $575,695




    NYSE: "DY"

    DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
    STATEMENTS OF OPERATIONS

    ($ in 000's except EPS)            Three Months Ended   Six Months Ended
                                        January   January   January   January
                                          26,       27,       26,       27,
                                         2002      2001      2002      2001

    Contract revenues earned           $138,282  $195,765  $306,097  $430,456

    Cost of earned revenues             106,721   147,236   236,945   320,223
    General & administrative expenses    15,262    18,187    31,343    36,322
    Depreciation & amortization           8,680     9,852    17,721    18,985

    Total costs and expenses            130,663   175,275   286,009   375,530

    Interest income, net                    679     1,105     1,605     2,408
    Other income, net                       448       593       795       869

    Income before income taxes            8,746    22,188    22,488    58,203

    Provision for income taxes            3,738     9,097     9,454    23,494


    Net income                           $5,008   $13,091   $13,034   $34,709

    Pro forma financial data: (1)
      Reported net income                         $13,091             $34,709

      Add:  Goodwill amortization, net
       of tax                                       1,039               1,846

      Pro forma net income                        $14,130             $36,555

    Earnings per common share:
       Basic                              $0.12     $0.31     $0.30     $0.82

       Diluted                            $0.12     $0.31     $0.30     $0.81

    Shares used in computing
    earnings per common share:
       Basic                             42,926    42,250    42,936    42,120

       Diluted                           43,061    42,731    43,036    42,699

    Pro forma earnings per common
     share: (1)
      Reported basic earnings per
       share                                        $0.31               $0.82

      Add:  Goodwill amortization, net
       of tax per basic share                        0.02                0.04

      Adjusted basic earnings per
       share                                        $0.33               $0.86

      Reported diluted earnings per
       share                                        $0.31               $0.81

      Add:  Goodwill amortization, net
       of tax per diluted share                      0.02                0.04

      Adjusted diluted earnings per
       share                                        $0.33               $0.85

    (1) In the first quarter of fiscal 2002, the Company adopted SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 142 eliminates the amortization of goodwill and instead requires that goodwill be tested for impairment. Because we adopted these statements effective at the beginning of fiscal 2002, we do not have goodwill amortization in the current year. Net income in the second quarter of 2001 would have been $14.1 million ($0.33 per diluted share) if goodwill amortization had not been expensed in the prior year's second quarter. Net income for the 6 months ended January 27, 2001 would have been $36.6 million ($0.85 per diluted share) if goodwill amortization had not been expensed for the year then ended.

SOURCE: Dycom Industries, Inc.